EXHIBIT 10.1


                                NOXSO CORPORATION



March 15, 2004


Mr. L.D. Fong, President & CEO
Cheong Tat Corporation
6130 West Flamingo Road, Suite 149
Las Vegas, NV  89103

         Re: Rescission of Securities Purchase Agreement dated December 15, 2003

To Whom It May Concern:

This letter is written to memorialize our understanding that the Securities Purchase Agreement (the "Agreement"), dated December 15, 2003, by and between Cheong Tat Corporation and Noxso Corporation is hereby rescinded. As a result, the Agreement is null and void and neither party has any obligation to the other as a result of the Agreement.

If the foregoing correctly memorializes our understanding please acknowledge the same by signing below.

Sincerely,

NOXSO Corporation

/s/ Richard J. Anderson
--------------------------
Richard J. Anderson
President

AGREED AND APPROVED as of the above date:

CHEONG TAT CORPORATION


By: /s/ L.D. Fong
   ---------------------
    L.D. Fong
    President & CEO